NEWS RELEASE

GRAY TELEVISION, INC.
ANNOUNCES
FORMER U.S. SENATOR ZELL MILLER REJOINS GRAY BOARD

Atlanta, Georgia – January 31, 2005 . . . Gray Television, Inc. (NYSE: GTN and GTN.A) announced today that its Board of Directors had appointed former United States Senator Zell Miller to serve on the company’s Board of Directors.

Senator Miller served in the U.S. Senate from July 2000 retiring as the senior Senator from Georgia on December 31, 2004. Previously Miller had been Governor of Georgia serving from January 1991 through January 1999.

Senator Miller had previously served on Gray’s Board of Directors during 1999 and 2000 subsequent to having served as Governor of Georgia and prior to serving in the U.S. Senate.

Gray Television, Inc. is a communications company headquartered in Atlanta, Georgia, and currently operates 16 CBS-affiliated television stations, seven NBC-affiliated television stations, seven ABC-affiliated television stations and five daily newspapers.

For information contact:

Bob Prather	Jim Ryan

President	Chief Financial Officer

(404) 266-8333	(404) 504-9828